Exhibit 4.3


                          CONTINUING GUARANTY AGREEMENT


     In consideration of credit which REGIONS BANK (hereinafter referred to as "Lender"), having offices at One Indiana Square, Suite 227, Indianapolis, Indiana 46204, may concurrently with the execution hereof or from time to time hereafter extend to COHESANT, INC., a Delaware corporation (hereinafter referred to as "Borrower"), COHESANT MATERIALS, INC., an Oklahoma corporation, CURAFLO FRANCHISING INC., a Delaware corporation, CURAFLO SPINCAST SERVICES INC., a Delaware corporation, CURAFLO SERVICES INC., a Delaware corporation, and RLS SOLUTIONS INC., a Delaware corporation (hereinafter collectively referred to as "Guarantor"), hereby jointly and severally guaranty to Lender, its successors and assigns, the payment and performance when due, whether by acceleration or otherwise, without presentment or demand, protest, notice of dishonor or diligence in collection and with a right of set-off against the undersigned, together with costs of collection and reasonable attorneys' fees and without relief from valuation or appraisement laws, of the principal of and interest on the indebtedness and obligations of Borrower to Lender evidenced by or arising in connection with a certain Revolving Line of Credit Note executed or to be executed by Borrower and payable to the order of Lender in the original principal amount of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), or any notes in renewal thereof, or as from time to time renewed, extended, amended, modified or increased (such promissory notes, and/or any promissory note which is a direct or remote modification, amendment, restatement or replacement of such promissory notes, as may be from time to time modified or amended, are hereinafter jointly referred to as the "Note") together with all principal indebtedness which now exists or may hereafter accrue or arise in any manner from or on behalf of the Borrower to the Lender and the performance of any and all obligations and liabilities of the Borrower to the Lender from whatever source or origin and whenever arising, whether direct, indirect or contingent, whether on open account, evidenced by an instrument or otherwise, including without limitation all renewals, extensions and future advances, together with interest at the rate provided in the note, notes, or other documents evidencing such indebtedness, (all of the indebtedness, obligations and indemnifications guaranteed hereby are hereinafter referred to collectively as the "Indebtedness" and the Note and any other documents from time to time evidencing or executed in connection with all or any portion of the Indebtedness are hereinafter referred to collectively as the "Loan Documents").

     Upon the occurrence of any event of default beyond any applicable grace and/or cure period under any of the Loan Documents, Guarantor agrees to pay to Lender, without relief from valuation and appraisement laws, all amounts payable under this Guaranty, together with the costs and expenses incurred by Lender in connection with the collection or enforcement of this Guaranty, including without implied limitation reasonable attorneys' fees incurred by Lender in connection with (i) the protection of any security for or rights arising in connection with this Guaranty, (ii) the enforcement of any provision contained in this Guaranty or in any document executed in connection herewith, or (iii) the collection of any indebtedness evidenced hereby or arising in connection herewith (including without limitation attorneys fees incurred by Lender in connection with any bankruptcy, reorganization, receivership or other proceeding affecting creditor's rights and involving a claim under this Guaranty or any document executed in connection herewith). All payments by Guarantor to Lender shall be paid in lawful money of the United States of America.

     The obligations of Guarantor hereunder are primary, absolute, independent, irrevocable and unconditional, except as stated above. Lender may proceed directly against Guarantor without exercising and/or exhausting any right or remedy against (a) any collateral which is security for the Indebtedness or (b) Borrower or any other guarantor or other party primarily or secondarily liable for the payment of the Indebtedness.

     Lender may, without demand or notice of any kind, at any time when any Indebtedness shall be due and payable hereunder by Guarantor, apply toward the payment of any such amount, in such manner of application as Lender may choose, any funds of Guarantor on deposit with or in the possession of Lender.

     Lender may from time to time without notice to or the consent of Guarantor release, compromise, extend, increase or otherwise modify or amend any liability of Borrower or the terms of any agreement, document or instrument evidencing the Indebtedness or executed in connection with the Indebtedness. Except as otherwise herein provided, the obligations of Guarantor under this Guaranty shall be absolute and unconditional under any and all circumstances (including, but without limitation, any event, occurrence or circumstance, whether or not within the contemplation of the parties hereto and whether or not affecting the purposes of or any consideration to the Guarantor in entering into this Guaranty) and shall remain in full force and effect until (i) all credit arrangements extended by Lender to Borrower have been terminated in writing and
(ii) the Indebtedness has been paid in full.

     The obligations of Guarantor under this Guaranty shall be the joint and several obligations of Guarantor and any other guarantors (now existing or hereafter arising) of the obligations of the Borrower to the Lender. The obligations of Guarantor shall not be affected, modified or impaired upon the happening from time to time of any event, including but without limitation any of the following, whether or not with notice to, or the consent of, Guarantor (notice of and consent to each of the following is hereby expressly waived by Guarantor):

          (a) The waiver, surrender, compromise, alteration, settlement, discharge, release or termination of any or all of the obligations, covenants or agreements of Borrower except for the payment and performance of the Indebtedness in full;

          (b) The failure to give notice to Borrower or Guarantor of the occurrence of an event of default under the terms and provisions of this Guaranty or any of the Loan Documents;

          (c) The extension or renewal of time for payment of any of the Indebtedness or any amount due under this Guaranty or of the time for performance of any other obligation, covenant or agreement under or arising out of this Guaranty or any of the Loan Documents;

          (d) The rescission, waiver, modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in this Guaranty or any of the Loan Documents or any other act or thing or omission or delay to do any other act or thing which may in any manner or to any extent vary the risk of Guarantor or would otherwise operate as a discharge of Guarantor as a matter of law;

          (e) The taking, suffering or omitting to take any of the actions referred to or permitted to be taken by Lender in this Guaranty or in any of the Loan Documents;

          (f) The failure, omission, delay or lack of diligence on the part of Lender to enforce, assert or exercise any right, power or remedy conferred on Lender under this Guaranty or any of the Loan Documents;

          (g) The voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, reorganization, arrangement, composition with creditors or readjustment of, or any similar proceedings affecting Borrower or the allegation or contest of the validity of this Guaranty or any of the Loan Documents;

          (h) The release or discharge of Borrower from the performance or observance of any obligation, covenant or agreement contained in any of the Loan Documents;

          (i) Any event or action that would result in the release or discharge of Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty;

          (j) The default or failure of Guarantor fully to perform the obligations of Guarantor set forth in this Guaranty;

          (k) The invalidity, illegality or unenforceability of any of the Loan Documents or any part thereof;

          (l) The waiver, surrender, compromise, alteration, settlement, discharge, release or termination of any or all of the obligations, covenants or agreements of any other guarantor or other party primarily or secondarily liable for the payment of the Indebtedness; or

          (m) Any other cause similar or dissimilar to any of the foregoing.

     Guarantor acknowledges that Guarantor has had an opportunity to review the Loan Documents and all other documentation and information which Guarantor feels is necessary or appropriate in order to execute and deliver this Guaranty to Lender. Guarantor warrants and represents to Lender that Guarantor has knowledge of Borrower's financial condition and affairs and of all other circumstances which bear upon the risk assumed by Guarantor under this Guaranty. Guarantor agrees to continue to keep informed thereof while this Guaranty is in force and further agrees that Lender does not have and will not have any obligation to investigate the financial condition or affairs of Borrower for the benefit of Guarantor or to advise Guarantor of any fact respecting, or any change in, the financial condition or affairs of Borrower or any other circumstance which may bear upon Guarantor's risk hereunder which comes to the knowledge of Lender, its managers, employees or agents at any time, whether or not Lender knows, believes or has reason to know or to believe that any such fact or change is unknown to Guarantor or might or does materially increase the risk of Guarantor hereunder.

     Guarantor hereby ratifies all representations and warranties made by Borrower with respect to Guarantor and agrees to be bound by all covenants, agreements and releases made by Borrower with respect to Guarantor.

     Guarantor hereby waives each of the following:

          (a) Notice of (i) the acceptance of this Guaranty, (ii) the existence or creation of all or any of the Indebtedness, (iii) any extension of credit, advancement, readvancement, loan or similar accommodation by Lender to Borrower, and (iv) the amount of the Indebtedness which may exist from time to time;

          (b) Any and all presentment, demand, protest or notice of dishonor, nonpayment or other default with respect to any of the Indebtedness;

          (c) Until the payment in full of the Indebtedness, any claim, right or remedy which Guarantor may now have or hereafter acquire against Borrower that arises hereunder and/or from the performance by Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Lender against Borrower or any security which Lender now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law, or otherwise;

          (d) Any and all defenses based on suretyship or impairment of collateral;

          (e) All diligence in collection or protection of or  realization  upon
     (i) the Indebtedness or any part thereof, (ii) any obligation hereunder, and (iii) any collateral securing the Indebtedness; and

          (f) Any rights arising by reason of the incapacity, lack of authority, death or disability of any other guarantor of the Indebtedness or any failure by Lender to file or enforce a claim against the estate of any other guarantor.

     Pursuant to the provisions of Indiana Code Section 26-1-3.1-605(i), Guarantor hereby waives any right of discharge of this Guaranty arising under any defense based upon suretyship or impairment of collateral or any other right of discharge set forth under the provisions of Indiana Code Section 26-1-3.1-605.

     Guarantor shall have no right of contribution with respect to any other guarantor unless and until Lender shall have received payment in full of all of the Indebtedness. Guarantor shall not pursue collection of any indebtedness of Borrower to Guarantor or exercise any right or remedy with respect to any security therefor unless and until Lender shall have received payment in full of all of the Indebtedness.

     Guarantor agrees to give prompt written notice to Lender of any material adverse change in the condition or operation of Guarantor, financial or otherwise. Guarantor represents, warrants and covenants to Lender that (i) the financial statements of Guarantor heretofore delivered to Lender are true and correct in all material respects and fairly present the financial condition of Guarantor, (ii) there has been no material adverse change in the financial condition of Guarantor since the date of such statements, and (iii) Guarantor will not cause or permit any of Guarantor's property, business or assets to be sold, terminated, assigned, leased, conveyed, pledged or otherwise transferred or encumbered without fair and adequate consideration so long as any Indebtedness remains unpaid.

     If any demand is made at any time upon Lender for the repayment or recovery of any amount or amounts received by Lender in payment or on account of any of the Indebtedness and Lender repays all or any part of such amount or amounts by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of any such demand, Guarantor will be and remain liable hereunder for the amount or amounts so repaid or recovered to the same extent as if such amount or amounts had never been received originally by Lender.

     Guarantor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to Guarantor to all Indebtedness of Borrower to Lender, and agrees with Lender that after the occurrence of an event of default beyond any applicable grace and/or cure period under any of the Loan Documents, Guarantor shall not demand or accept any payment of principal or interest from Borrower, shall not claim any offset or other reduction of Guarantor's obligations hereunder because of any such indebtedness, and shall not take any action to obtain any of the security described in and encumbered by any instrument securing the Indebtedness of Borrower to Lender; provided, however, that if Lender so requests, such indebtedness of Borrower to Guarantor shall be collected, enforced and received by Guarantor as trustee for Lender and be paid over to Lender on account of the Indebtedness of Borrower to Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

     Guarantor acknowledges and agrees that (i) there may be from time to time additional guarantors of the Indebtedness, (ii) each such additional guarantor may execute a separate guaranty in connection with such guarantor's guarantee of the Indebtedness, (iii) each such separate guaranty may contain different terms and provisions than the terms and provisions set forth in this Guaranty and (iv) each such separate guaranty may guarantee more indebtedness and obligations (or less indebtedness and fewer obligations) of Borrower to Lender than the indebtedness and obligations of Borrower to Lender which are guaranteed under this Guaranty. Guarantor further acknowledges and agrees that the existence of any such additional guarantor and separate guaranty shall not affect the indebtedness and obligations of Guarantor under this Guaranty.

     Guarantor agrees that all actions or proceedings arising directly, indirectly or otherwise in connection with, out of, related to or from this Guaranty shall be litigated at Lender's sole discretion or election, in a court having situs within the State of Indiana, the state of Lender's principal place of business. Guarantor hereby consents and submits to the jurisdiction of any local, state or federal court located within the State of Indiana. Notwithstanding anything contained in this paragraph to the contrary, Lender shall have the right to commence and litigate any action or proceeding against Guarantor or any property of Guarantor in any court of any other appropriate jurisdiction.

     Guarantor and Lender, by acceptance of this Guaranty, hereby agree that any suit, action or proceeding, whether a claim or counterclaim, brought or instituted by any party on or with respect to this Guaranty or any other document executed in connection herewith or which in any way relates, directly or indirectly to the Indebtedness or any event, transaction or occurrence arising out of or in any way connect with this Guaranty or the dealings of the parties with respect hereto, shall be tried only by a court and not by a jury. GUARANTOR AND LENDER, BY ACCEPTANCE OF THIS GUARANTY, HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Guarantor acknowledges that Guarantor may have a right to a trial by jury in any such suit, action or proceeding and that Guarantor hereby is knowingly, intentionally and voluntarily waiving any such right. Guarantor further acknowledges and agrees that this paragraph is material to this Guaranty and that adequate consideration has been given by Lender and received by Guarantor in exchange for the waiver made by Guarantor pursuant to this paragraph. Guarantor agrees that all actions or proceedings arising in connection with this Guaranty shall be tried and litigated only in the state courts located in Marion County, Indiana or the federal courts whose venue includes Marion County, Indiana or, at the sole option of Lender, in any other court in which the Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy.

     Any written notice permitted or required  hereunder shall be effective when
(a) mailed by certified United States mail, postage prepaid with return receipt requested, or (b) sent by an overnight carrier which provides for a return receipt, to the applicable address specified below:

           If to Guarantor:      Cohesant Materials, Inc.
                                 23400 Commerce Park Road
                                 Beachwood, Ohio 44122
                                 Attn:  Robert Pawlak


                                 CuraFlo Franchising Inc.
                                 23400 Commerce Park Road
                                 Beachwood, Ohio 44122
                                 Attn:  Robert Pawlak

                                 CuraFlo Spincast Inc.
                                 23400 Commerce Park Road
                                 Beachwood, Ohio 44122
                                 Attn:  Robert Pawlak


                                 CuraFlo Services Inc.
                                 23400 Commerce Park Road
                                 Beachwood, Ohio 44122
                                 Attn:  Robert Pawlak


                                 RLS Solutions Inc.
                                 23400 Commerce Park Road
                                 Beachwood, Ohio 44122
                                 Attn:  Robert Pawlak


           If to Lender:         Regions Bank
                                 One Indiana Square, Suite 227
                                 Indianapolis, Indiana  46204
                                 Attn: Scott A. Dvornik

     or at such other address within the State of Indiana as Guarantor or Lender may from time to time specify for itself by notice hereunder.

     Guarantor hereby acknowledges, certifies and represents to Lender that:

          (a) Guarantor has a direct financial interest in Borrower and will benefit directly from the extension of the Indebtedness to Borrower;

          (b) Guarantor has received valuable and sufficient consideration for the execution and delivery to Lender of this Guaranty; and

          (c) The execution and delivery of this Guaranty to Lender will not cause Guarantor to be rendered insolvent.

     This Guaranty shall be binding upon Guarantor and Guarantor's respective heirs, beneficiaries, successors, assigns and legal representatives and shall inure to the benefit of Lender and its successors, assigns and legal representatives.

     This Guaranty shall be construed in accordance with the laws of the State of Indiana, notwithstanding that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply. If any provision (or portion thereof) of this Guaranty or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then the remainder of this Guaranty or the application of such provision (or portion thereof) to any other person or circumstance shall be valid and enforceable to the fullest extent permitted by law. Whenever the context requires or permits the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty to be effective as of the 26 day of February, 2008.

                                                  COHESANT MATERIALS INC.


                                                  By:  /s/ Robert Pawlak
                                                     ---------------------------

                                                  Printed: Robert Pawlak
                                                          ----------------------

                                                  Title: Treasurer
                                                        ------------------------


                                                  CURAFLO FRANCHISING INC.


                                                  By:  /s/ Robert Pawlak
                                                     ---------------------------

                                                  Printed: Robert Pawlak
                                                          ----------------------

                                                  Title: Treasurer
                                                        ------------------------


                                                  CURAFLO SPINCAST SERVICES INC.


                                                  By:  /s/ Robert Pawlak
                                                     ---------------------------

                                                  Printed: Robert Pawlak
                                                          ----------------------

                                                  Title: Treasurer
                                                        ------------------------


                                                  CURAFLO SERVICES INC.


                                                  By:  /s/ Robert Pawlak
                                                     ---------------------------

                                                  Printed: Robert Pawlak
                                                          ----------------------

                                                  Title: Treasurer
                                                        ------------------------

                                                  RLS SOLUTIONS INC.



                                                  By:  /s/ Robert Pawlak
                                                     ---------------------------

                                                  Printed: Robert Pawlak
                                                          ----------------------

                                                  Title: Treasurer
                                                        ------------------------


Accepted:

REGIONS BANK



By: /s/ Scott A. Dvornik
    --------------------------------
    Scott A. Dvornik, Vice President